As filed with the Securities and Exchange Commission on January 31, 2025
Registration No. 333-284241

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Amendment No. 1
to
FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
Volato Group, Inc.
(Exact name of registrant as specified in its charter.)

Delaware	86-2707040
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)
1954 Airport Road
Suite 124
Chamblee, Georgia 30341
844-399-8998
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Matthew Liotta
Chief Executive Officer
1954 Airport Road
Suite 124
Chamblee, Georgia 30341
844-399-8998
(Name, address, including zip code and telephone number, including area code, of agent for service)
Copies to:
Kate L. Bechen
Hallie D. Heath
Dykema Gossett PLLC
111 E. Kilbourn Ave., Suite 1050
Milwaukee, WI 53202
(414) 488-7300
Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The selling stockholder named in this preliminary prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, and the selling stockholder named in this preliminary prospectus is not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.
PRELIMINARY PROSPECTUS                         SUBJECT TO COMPLETION                         DATED JANUARY 31, 2025
Volato Group, Inc.
85,298,411 Shares of Common Stock
This prospectus relates to the resale from time to time of up to 85,298,411 shares of Class A common stock, par value $0.0001 per share (“Common Stock”), of Volato Group, Inc. (“we”, ”us”, “our” or the “Company”) by the selling stockholder identified herein (collectively, with any of such selling stockholder’s transferees, pledgees, assignees, distributees, donees or successors-in-interest, the “Selling Stockholder”) consisting of 85,298,411 shares of Common Stock (the “Conversion Shares”) issuable upon the conversion of (i) a 10% original issue discount senior unsecured convertible promissory note issued to the Selling Stockholder on December 4, 2024 in an aggregate original principal amount of $4,500,000 (the “First Tranche Note”) and (ii) a 10% original issue discount senior unsecured convertible promissory note to be issued to the Selling Stockholder in an aggregate original principal amount of $1,500,000, subject to the satisfaction or waiver of certain conditions, including the Company having an effective registration statement for the resale of the shares of Common Stock issuable pursuant to the Notes (as defined below) and the Company having satisfied its obligations under the previously disclosed Settlement Agreement and Stipulation entered into with Sunpeak Holdings Corporation (“Sunpeak”) that became effective on November 6, 2024 and that relates to the settlement of outstanding claims owed to Sunpeak (the “Second Tranche Note” and together with the First Tranche Note, the “Notes”), in each case, issued or issuable pursuant to the terms of that certain Securities Purchase Agreement, dated as of December 4, 2024, that we entered into with the Selling Stockholder (the “SPA”), plus all accumulated interest until its respective maturity date and redemption premium on the Notes, using the initial note conversion floor price of $0.0732, assuming that each Note remains outstanding until its respective maturity date and that the redemption premium and interest on the Notes are paid in shares of Common Stock. The SPA also provides for the issuance of additional 10% original issue discount senior unsecured convertible promissory notes in an aggregate original principal amount of $30,000,000 (together with the Notes, the “SPA Notes”), which shares of Common Stock issuable upon the conversion thereof are not being included in this prospectus. All securities acquired by the Selling Stockholder pursuant to the terms of the SPA will be, and the First Tranche Note was, acquired in private transactions exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). For additional information regarding the SPA, the SPA Notes and the Conversion Shares, see “Prospectus Summary – The Selling Stockholder Transactions”.
Our registration of the Common Stock covered by this prospectus does not mean that the Selling Stockholder will offer or sell any of the Conversion Shares. We will not receive any proceeds from the resale of the Conversion Shares by the Selling Stockholder in this offering. However, we received $4,050,000 in aggregate gross proceeds in connection with the issuance and sale of the First Tranche Note and we will receive an additional $1,350,000 in aggregate gross proceeds in connection with the issuance and sale of the Second Tranche Note (in each case, after giving effect to the 10% original issue discount for such Notes). We used the net proceeds from the sale of the First Tranche Note and intend to use the net proceeds from the sale of the Second Tranche Note for general corporate and working capital purposes. Our management will have broad discretion in the application of such proceeds. All selling and other expenses incurred by the Selling Stockholder will be paid by the Selling Stockholder, except for certain legal fees and expenses, which will be paid by us. The Selling Stockholder may sell, transfer or otherwise dispose of any or all of the Conversion Shares offered by this prospectus from time to time on the NYSE American LLC (“NYSE American”) or any other stock exchange, market, or trading facility on which the shares of Common Stock are traded, or in private transactions. The Conversion Shares may be offered and sold or otherwise disposed of by the Selling Stockholder at fixed prices, market prices prevailing at the time of sale, prices related to prevailing market prices, or privately negotiated prices. Refer to the section entitled “Plan of Distribution” for more information regarding how the Selling Stockholder may offer, sell, or dispose of its Conversion Shares. We will bear all fees and expenses incident to our obligation to register the Conversion Shares.
Our Common Stock is traded on the NYSE American under the symbol “SOAR”. On January 28, 2025, the last reported sale price of our Common Stock on the NYSE American was $0.202 per share.
We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.
We are an “emerging growth company” as defined under U.S. federal securities laws and, as such, have elected to comply with reduced public company reporting requirements. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company.
Investing in our Common Stock involves risks. Before buying any shares of Common Stock, you should carefully review the risks and uncertainties described under the heading “Risk Factors” beginning on page 7 of this prospectus and in the documents incorporated by reference into this prospectus, including our Annual Report on Form 10-K for the year ending December 31, 2023.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is                                 , 2025

i

ABOUT THIS PROSPECTUS
This prospectus is part of a Registration Statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) pursuant to which the Selling Stockholder may, from time to time, offer and sell or otherwise dispose of the shares of our Common Stock covered by this prospectus. We may also file a prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part. The prospectus supplement or post-effective amendment may add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or post-effective amendment, you should rely on the prospectus supplement or post-effective amendment, as applicable. The registration statement we filed with the SEC, of which this prospectus forms a part, includes exhibits that provide more detail of the matters discussed in this prospectus. You should read this prospectus, any post-effective amendment, and any applicable prospectus supplement and the related exhibits filed with the SEC before making your investment decision. The registration statement and the exhibits can be obtained from the SEC, as indicated under the section entitled “Where You Can Find More Information.”
You should rely only on the information contained in this prospectus. Neither we nor the Selling Stockholder have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any post-effective amendment, or any applicable prospectus supplement prepared by or on behalf of us or to which we have referred you. We and the Selling Stockholder take no responsibility for and can provide no assurance as to the reliability of any other information that others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus, any post-effective amendment and any applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover. Our business, financial condition, results of operations and prospects may have changed since those dates. Neither we nor the Selling Stockholder are making an offer to sell our Common Stock in any jurisdiction where the offer or sale thereof is not permitted. You should not assume that the information appearing in this prospectus any post-effective amendment and any applicable prospectus supplement to this prospectus is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. You should carefully read the entirety of this prospectus before making an investment decision.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to the registration statement of which this prospectus forms a part were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
ii

PROSPECTUS SUMMARY
This summary highlights information contained elsewhere in this prospectus or incorporated by reference herein. This summary does not contain all of the information you should consider before investing in our shares of Common Stock. Before deciding to invest in our shares of Common Stock, you should read this entire prospectus carefully, including the section of this prospectus entitled “Risk Factors” beginning on page 7 and under similar headings in the other documents that are incorporated by reference into this prospectus. As used in this prospectus, unless the context requires otherwise, the terms “Company,” “Volato,” “we,” “our” and “us” refer to Volato Group, Inc. and its consolidated subsidiaries.
Company Overview
The Company initially operated under the name Aerago, Inc., which was formed on January 7, 2021, in the State of Georgia. On August 31, 2021, Aerago, Inc. filed an amendment to its Articles of Incorporation to change its name to Volato, Inc. On December 1, 2023, the Company consummated a business combination transaction (the “Business Combination”) pursuant to a business combination agreement (the “Business Combination Agreement”), dated August 1, 2023 between the Company, PACI Merger Sub, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of the Company (“Merger Sub”), and Volato, Inc. Pursuant to the terms of the Business Combination Agreement, Merger Sub merged with and into Volato, Inc., with Volato, Inc. surviving the merger as a wholly-owned subsidiary of the Company. In connection with the consummation of the Business Combination, the Company changed its name from “PROOF Acquisition Corp I” to “Volato Group, Inc.”
Volato is an aviation company advancing the industry with innovative solutions in aviation software and on-demand flight access. Historically, we generated revenue through our aircraft ownership program. This program was a focused commercial strategy including deposit products, charter flights, and aircraft management services. Our aviation experience led to the development of our proprietary software. Mission Control drives efficiency across operations and supports operators in managing fractional ownership, charter, and other services. We also have a new patent-pending technology that advances how aircraft generate revenue by repurposing underutilized aircraft resources for cryptocurrency mining. With a commitment to advanced technology and customer-focused solutions, we are building scalable tools to elevate service quality and operational effectiveness in private aviation.
In September 2024, we announced an agreement with flyExclusive, Inc. (“flyExclusive”) to transition the management of our aircraft ownership program fleet operations to flyExclusive. Our management expects that this arrangement will provide substantial cost savings to the Company and allow us to focus on high-growth areas, such as aircraft sales and proprietary software. We will continue to take delivery of new aircraft, including three Gulfstream G280s in 2025. This arrangement is intended to allow the Company to benefit from the margins on aircraft sales without the burden of operational costs, while also generating revenue from our proprietary software.
The Selling Stockholder Transactions
On December 4, 2024, we entered into the SPA and certain related transaction documents described below with the Selling Stockholder. In accordance with the SPA, the Company agreed to issue the SPA Notes in an aggregate original principal amount of up to $36,000,000, which SPA Notes will be convertible into shares of Common Stock. On December 4, 2024, the Company issued the First Tranche Note to the Selling Stockholder in an aggregate principal amount of $4,500,000 at the initial closing (the “Initial Closing”) for a purchase price of $4,050,000, representing an original issue discount of ten percent (10%), and which matures on December 4, 2025. Pursuant to the SPA, the Company has agreed to issue the Second Tranche Note following the satisfaction or waiver of certain conditions, including the registration statement of which this prospectus forms a part being declared effective and the Company having satisfied its obligations under the previously disclosed Settlement Agreement and Stipulation entered into with Sunpeak. The Company intends to satisfy such condition prior to the issuance of the Second Tranche Note.
Any additional SPA Notes will be in aggregate principal amounts agreed to by the Company and the Selling Stockholder; provided, however, that no additional SPA Note will be in an amount in excess of $4,000,000, unless otherwise mutually agreed to by the Company and Selling Stockholder. Further, no additional SPA Notes will be issued at any time when the aggregate principal balance outstanding on all previously issued SPA Notes is greater than $2,000,000. It is also a condition to closing on any additional SPA Notes that during the twenty (20) trading days immediately preceding the most recent additional closing, a minimum of $500,000 in shares of Common Stock has been traded and the daily “VWAP” of the Common Stock is greater than the “Conversion Price” described below. “VWAP” is defined as the daily volume weighted average price of the Common Stock for a trading day on NYSE American (or such other market on which the Company’s Common Stock is listed) during regular trading hours as reported by Bloomberg L.P. Each additional SPA Note will mature twelve (12) months after the issuance date of such additional SPA Note.
The number of shares of Common Stock issuable upon conversion of any SPA Note will be determined by dividing (x) the portion of the principal, interest, or other amounts outstanding under such SPA Note to be converted by (y) the Conversion Price. The Conversion Price of the First Tranche Note is initially $0.3660 per share (the “Fixed Price”). Beginning on the three (3) month anniversary of the issuance date of each SPA Note, and on the same day of each third month thereafter (each, a “Fixed Price Reset Date”), the Conversion Price will be reduced to the lower of (i) the then-effective Conversion Price or (ii) 90% of the lowest daily VWAP during the ten (10) consecutive trading days immediately prior to such Fixed Price Reset Date (the “Variable Price”), provided that the Conversion Price cannot be lower than the Floor Price (as defined in the SPA Notes) then in effect. Additionally, on any trading day on which the aggregate trading value of the Common Stock (as reported on Bloomberg) is equal to or greater than $250,000 between 4:30 a.m. and 11:00 a.m. eastern time, the Conversion Price on such trading day (and only for such trading day) will be reduced to the lowest of (i) the Variable Price, (ii) the lowest price traded on such trading day until 11:00 a.m. eastern time, subject to the Floor Price then in effect or (iii) the then-effective Conversion Price. Upon the occurrence of an Event of Default (as defined in the SPA Notes), with respect to any Event of Default, the Event of Default Conversion Price (as defined in the SPA Notes) will be the lower of (i) the then effective Conversion Price or (ii) 85% of the lowest daily VWAP during the ten (10) consecutive trading days immediately prior to the date that the Selling Stockholder delivers a conversion notice any time after the occurrence of an Event of Default or an Event of Default Redemption Notice (as defined in the SPA Notes), as applicable, subject to the Floor Price.
The initial Floor Price for the First Tranche Note is $0.0732 per share. However, beginning on the six (6) month anniversary of a SPA Note’s issuance, and on the same day of every six (6) months thereafter (each, a “Floor Price Reset Date”), the Floor Price will be reduced to 20% of the average VWAP during the five (5) trading days immediately prior to such Floor Price Reset Date. Additionally, the Company may reduce the Floor Price to any amount set forth in a written notice to the SPA Note holder, provided that any such reduction will be irrevocable and will not be subject to increase thereafter.
If, any time after the issuance date of a SPA Note, and from time to time thereafter, an “Amortization Event” occurs, then the Company will be required to make monthly payments beginning on the seventh (7th) trading day after the Amortization Event Date (as defined in the Notes) and continuing on the same day of each successive calendar month until the entire outstanding principal amount of any outstanding SPA Notes is repaid. Each such monthly payment will be in an amount equal to the sum of (i) one sixth of the aggregate principal amount outstanding for all SPA Notes (the “Amortization Principal Amount”), plus (ii) 20% of such Amortization Principal Amount, and (iii) accrued and unpaid interest as of each payment date. An “Amortization Event” is defined in the SPA Notes as (i) the daily VWAP being less than the Floor Price then in effect for three (3) trading days during a period of five (5) consecutive trading days, (ii) the Company’s failure to obtain stockholder approval within seventy-five (75) days after the date of the First Tranche Note, or (iii) the Company being in material breach of the Registration Rights Agreement (described below), and such breach remains uncured for a period of twenty (20) trading days, or the occurrence of certain events set forth in the Registration Rights Agreement. The obligation of the Company to make monthly payments related to an Amortization Event will cease upon cure of the Amortization Event, pursuant to the terms of the SPA Notes.
Interest on the outstanding principal balance of each SPA Note will accrue at an annual rate equal to 4.0% (the “Interest Rate”) and interest may be paid in cash or shares of Common Stock. Each SPA Note will contain customary events of default and the Interest Rate will increase to an annual rate of 18.0% upon the occurrence of an Event of Default.

A SPA Note holder will not have the right to convert any portion of a SPA Note (including the First Tranche Note and Second Tranche Note), to the extent that, after giving effect to such conversion, the holder (together with certain of its affiliates and other related parties) would beneficially own in excess of 4.99% of the shares of Common Stock outstanding immediately after giving effect to such conversion (the “Beneficial Ownership Limitation”). However, a SPA Note holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation, provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the shares of Common Stock outstanding immediately after giving effect to such conversion. Any increase in the Beneficial Ownership Limitation will not be effective until the sixty-first (61st) day after such notice is delivered to the Company.
At any time any SPA Notes remain outstanding, the Company is prohibited from effecting, entering into an agreement to effect, or announcing, any issuance, offer, sale, grant of any option or right to purchase, or other disposal of any equity security or any equity-linked or related security, any stock or securities directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock (“Convertible Securities”), preferred stock or repurchase rights involving a “Variable Rate Transaction” without the written consent of the Selling Stockholder in its sole discretion. “Variable Rate Transaction” means a transaction in which the Company or any subsidiary of the Company (i) issues or sells any Convertible Securities either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such Convertible Securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such Convertible Securities or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock, other than pursuant to a customary “weighted average” anti-dilution provision or (ii) enters into any agreement (including, without limitation, an equity line of credit or an “at-the-market” offering) whereby the Company or any subsidiary of the Company may sell securities at a future determined price (other than standard and customary “preemptive” or “participation” rights). The Selling Stockholder is entitled to obtain injunctive relief against the Company and its Subsidiaries to preclude any such issuances, which remedy shall be in addition to any right to collect damages. The restrictions contemplated in this paragraph shall not apply to any issuance of securities pursuant to any equity lines of credit or similar arrangement or transactions between the Company and the Selling Stockholder.
Further, at any time any SPA Notes remain outstanding, the Company is prohibited from effecting or entering into an agreement to effect an issuance or sale of shares of Common Stock (other than in connection with the SPA or a standby equity purchase agreement that may be entered into by and between the Company and the Selling Stockholder), or Convertible Securities, for a consideration per share less than a price equal to the Fixed Price in effect immediately prior to such issue or sale (a “Dilutive Issuance”), if the effect of such Dilutive Issuance is to cause the Company to be required to issue, upon conversion of any SPA Notes, any shares of Common Stock in excess of the number of shares of Common Stock which the Company may issue upon conversion of the SPA Notes without breaching the Company’s obligations under the rules or regulations of the NYSE American.
Pursuant to the terms of the SPA, the Company is required to hold a meeting of stockholders of the Company (the “Stockholder Meeting”), no later than seventy-five (75) calendar days after the Initial Closing (the “Stockholder Meeting Deadline”), seeking approval of the issuance of all of the shares of Common Stock that may be issuable pursuant to the SPA Notes in compliance with the rules and regulations of the NYSE American (the “Stockholder Approval”). The Company will provide each stockholder entitled to vote at a meeting of stockholders of the Company a proxy statement, in each case, in a form reasonably acceptable to the Selling Stockholder and its counsel, at the expense of the Company, with the Company obligated to reimburse the expenses of Selling Stockholder’s counsel incurred in connection therewith in an amount not to exceed $15,000. If, despite the Company’s reasonable best efforts, Stockholder Approval is not obtained by the Stockholder Meeting Deadline, the Company will adjourn and reconvene the Stockholder Meeting at least as often as every thirty (30) calendar days thereafter until such stockholder approval is obtained, but in no event later than the one hundred and thirty-fifth (135th) calendar day after the date of the Initial Closing; provided however, that in the event of any such adjournment or reconvened date, such $15,000 limitation of expenses reimbursed to Selling Stockholder’s counsel shall not apply.

The SPA also limits the total cumulative number of shares of Common Stock that may be issued to the Selling Stockholder under the SPA Notes (inclusive of the First Tranche Note and Second Tranche Note), the SPA, and any other transaction documents to 19.99% of the number of shares of Company Common Stock issued and outstanding (the “Exchange Cap”) pursuant to the requirements of Section 713 of the NYSE American Company Guide or other applicable rules of the principal market on which the Company’s securities are listed, except that such limitation will not apply following the Company’s receipt of Stockholder Approval. The Exchange Cap is calculated based on the number of shares of Company Common Stock issued and outstanding as of the date of the SPA, which number will be reduced, on a share-for-share basis, by the number of shares of Company Common Stock issued or issuable pursuant to any transaction or series of transactions that may be aggregated with the transactions contemplated by the SPA under the applicable rules of NYSE American. Prior to the Company’s receipt of Stockholder Approval of the issuance of shares of Common Stock issuable in excess of the Exchange Cap, the Selling Stockholder may not convert any SPA Note into shares of Common Stock to the extent that as a result of such conversion, the number of shares of Common Stock to be issued would exceed 19.99% of the total number of shares of Common Stock outstanding. The Company filed a preliminary proxy statement with the SEC to seek the Stockholder Approval at a special meeting of stockholders, which is currently scheduled to be held on February 18, 2025.
In connection with the Initial Closing, the parties entered into a registration rights agreement (the “Registration Rights Agreement”), pursuant to which the Company agreed to file the registration statement of which this prospectus forms a part within 30 days of such closing. The Company agreed to use its best efforts to have this registration statement declared effective by the SEC as soon as practicable, but in no event later than the 60th calendar day following the date of the Initial Closing (the “Effectiveness Deadline”). However, in the event the Company is notified by SEC that the registration statement will not be reviewed or is no longer subject to further review and comments, the Effectiveness Deadline will be accelerated to the fifth business day following the date on which the Company is so notified if such date precedes the initial Effectiveness Deadline. In the event the registration statement is subject to a full SEC review, or the Company is required to update the financial statements therein, which causes the registration statement not to be declared effective by the Effectiveness Deadline, the Effectiveness Deadline will automatically be deemed to be extended for so long as necessary, provided that the Company is using its best efforts to promptly respond to and satisfy the requests of the SEC. During any such period, the Company will not be in default of satisfying the Effectiveness Deadline.
The SPA, Notes, and Registration Rights Agreement contain customary representations, warranties, agreements and conditions to completing future sale transactions, indemnification rights and obligations of the parties. Among other things, the Selling Stockholder represented to the Company that it is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act). The Company offered and issued the First Tranche Note and offered and will issue any additional SPA Notes, and the shares of Common Stock issuable pursuant to the First Tranche Note and additional SPA Notes, in reliance upon the exemptions from registration contained in Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.
NYSE American Compliance
Our Common Stock is currently listed on the NYSE American under the symbol “SOAR”. On June 18, 2024, the Company received a notice from the NYSE American (the “Deficiency Letter”) advising the Company that it was not in compliance with the NYSE American continued listing standards set forth in (i) Section 1003(a)(i) of the NYSE American Company Guide (the “Company Guide”) requiring a company to have stockholders’ equity of at least $2.0 million if it has reported losses from continuing operations and/or net losses in two of its three most recent fiscal years and (ii) Section 1003(a)(ii) of the Company Guide requiring a company to have stockholders’ equity of at least $4.0 million if it has reported losses from continuing operations and/or net losses in three of its four most recent fiscal years (collectively, the “Minimum Stockholders’ Equity Requirements”). On July 18, 2024, the Company submitted a plan (the “Compliance Plan”) to the NYSE American outlining certain actions the Company has taken and will take to regain compliance with the Minimum Stockholders’ Equity Requirements by December 18, 2025. These actions include, among others, implementing certain cost savings measures that the Company initiated during the second quarter of 2024 and entering into the SPA.
On September 5, 2024, NYSE American notified the Company that NYSE American accepted the Compliance Plan and granted the Company through December 18, 2025, to regain compliance with the Minimum Stockholders’

Equity Requirements (the “Compliance Period”). During the Compliance Period, the Company is subject to quarterly review by NYSE American to determine if the Company is making progress consistent with the Compliance Plan. If the Company does not regain compliance with the Minimum Stockholders’ Equity Requirements by December 18, 2025, or if the Company does not make sufficient progress consistent with its Compliance Plan, then the NYSE American may initiate delisting proceedings to delist the Company’s Common Stock from the NYSE American.
The Company is committed to regaining compliance with the Minimum Stockholders’ Equity Requirements. Although the Company believes it will be able to achieve compliance with the Minimum Stockholders’ Equity Requirements, there can be no assurance that the Company will be able to regain compliance with such requirements or maintain compliance with any other listing requirements within the time frame required by NYSE American or at all. If NYSE American determines that the Company fails to meet the continued listing standards of NYSE American, the Company’s Common Stock may be delisted from NYSE American.

THE OFFERING

Terms of the offering
The Selling Stockholder and any of its pledgees, assignees and successors-in-interest will determine when and how it sells the Conversion Shares offered in this prospectus and may, from time to time, sell any or all of its shares covered hereby on the NYSE American or any other stock exchange, market or trading facility on which the shares are traded or in privately negotiated transactions. These sales may be at fixed or negotiated prices. See “Plan of Distribution.”

Common Stock offered by Selling Stockholder	Up to 85,298,411 shares of Common Stock.

Common Stock outstanding prior to this offering	46,096,315 shares of Common Stock (as of January 28, 2025).

Common Stock to be outstanding after this offering	131,394,726 shares of Common Stock, assuming the sale of all of the Conversion Shares.

Use of proceeds
The Selling Stockholder will receive all of the proceeds from the sale of the Conversion Shares offered for sale by it under this prospectus. We will not receive any proceeds from the sale of the Conversion Shares offered by the Selling Stockholder.
We received $4,050,000 in aggregate gross proceeds in connection with the issuance and sale of the First Tranche Note and we will receive an additional $1,350,000 in aggregate gross proceeds in connection with the issuance and sale of the Second Tranche Note (in each case, after giving effect to the 10% original issue discount for such Notes). We used the net proceeds from the sale of the First Tranche Note and intend to use the net proceeds from the sale of the Second Tranche Note for general corporate and working capital purposes. Our management will have broad discretion in the application of such proceeds.
For more information, see “Use of Proceeds.”

Risk factors
Investing in our securities involves a high degree of risk. You should read the “Risk Factors” section of this prospectus for a discussion of factors to consider carefully before deciding to invest in shares of our Common Stock.

Market for the Common Stock	Our Common Stock is traded on the NYSE American under the symbol “SOAR”.
The number of shares of our Common Stock to be outstanding upon completion of this offering is based on 46,096,315 shares of our Common Stock outstanding as of January 28, 2025 and excludes:
•512,449 shares of Common Stock issuable upon exercise of options outstanding as of January 28, 2025;
•5,890,688 shares of Common Stock available for future issuance under the Company’s 2023 Stock Incentive Plan as of January 28, 2025;
•13,800,000 shares of Common Stock issuable upon the exercise of public warrants as of January 28, 2025; and
•15,226,000 shares of Common Stock issuable upon the exercise of private placement warrants as of January 28, 2025.

RISK FACTORS
Investing in our Common Stock involves a high degree of risk. Please see the risk factors under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, on file with the SEC, and those risk factors identified in reports subsequently filed with the SEC, including our Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus. In addition to the information, documents or reports included or incorporated by reference in this prospectus and, if applicable, any prospectus supplement or other offering materials, you should carefully consider the risks described below in addition to the other information contained in this prospectus, before making an investment decision. Our business, financial condition or results of operations could be harmed by any of these risks. As a result, you could lose some or all of your investment in our Common Stock. The risks and uncertainties described below are not the only ones we face. Additional risks not currently known to us or other factors not perceived by us to present significant risks to our business at this time also may impair our business operations. Certain statements in this section, or which are incorporated by reference in this section, are forward-looking statements. You should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus. For more information, see “Cautionary Note Regarding Forward-Looking Statements” and “Where You Can Find More Information.”
Risks Related to Ownership of Our Securities and Being a Public Company
If we are unable to comply with the continued listing requirements of the NYSE American, including satisfying the obligations set forth in the Deficiency Letter with respect to our stockholders’ equity being below the NYSE American’s minimum level, then our Common Stock will be delisted from the NYSE American.
Our Common Stock is currently listed on the NYSE American under the symbol “SOAR”. If we are unable to comply with the continued listing requirements of the NYSE American, our Common Stock will be delisted from the NYSE American, which will limit investors’ ability to effect transactions in our Common Stock and subject us to additional trading restrictions. In order to maintain our listing, we must maintain a minimum amount of stockholders’ equity. In addition to this objective standard, NYSE American may delist the securities of any issuer for other reasons involving the judgment of NYSE American.
As previously described, the Company was notified by the NYSE American that the Company is not in compliance with NYSE American’s Minimum Stockholders’ Equity Requirements. The Company submitted its Compliance Plan on July 18, 2024, to the NYSE American outlining certain actions the Company has taken and will take to regain compliance with the Minimum Stockholders’ Equity Requirements by December 18, 2025. September 5, 2024, NYSE American accepted the Compliance Plan and required quarterly updates from the Company on the progress that the Company has made regarding the Compliance Plan. NYSE American also granted the Company through December 18, 2025, to regain compliance with the Minimum Stockholders’ Equity Requirements. Until such date, the Company will be subject to quarterly review by NYSE American to determine if the Company is making progress consistent with the Compliance Plan. If the Company does not regain compliance with the Minimum Stockholders’ Equity Requirements by December 18, 2025, or if the Company does not make sufficient progress consistent with its Compliance Plan, then the NYSE American may initiate delisting proceedings to delist the Company’s Common Stock from the NYSE American.
Although the Company believes it will be able to achieve compliance with the Minimum Stockholders’ Equity Requirements and other NYSE American listing requirements, there can be no assurance that the Company will be able to regain compliance with all applicable requirements or maintain compliance with any other listing requirements within the time frame required by NYSE American or at all. NYSE American’s determination that we fail to meet the continued listing standards of NYSE American may result in our securities being delisted from NYSE American.
If our Common Stock is delisted from the NYSE American, then we could face significant and material adverse consequences as a result and our investors will experience limitations upon their ability to effect transactions in our Common Stock.
If the NYSE American delists our Common Stock from trading on its exchange, including if such delisting were to occur immediately without being able to submit a compliance plan or appeal such delisting, and we are not able to list our securities on another national securities exchange (though we expect the common stock would qualify to be quoted on an over-the-counter market), we could face significant material adverse consequences, including:
•a limited availability of market quotations for our securities;
•reduced liquidity for our securities;
•substantial impairment on our ability to raise additional funds;
•loss of institutional investor interest and a decreased ability to issue additional securities or obtain additional financing in the future;
•a determination that our Common Stock is a “penny stock,” which will require brokers trading in our Common Stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;
•a limited amount of news and analyst coverage; and
•potential breaches of representations or covenants of our agreements pursuant to which we made representations or covenants relating to our compliance with applicable listing requirements, which, regardless of merit, could result in costly litigation, significant liabilities and diversion of our management’s time and attention and could have a material adverse effect on our financial condition, business and results of operations.
The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because our Common Stock is listed on the NYSE American, our Common Stock qualifies as a covered securities under such statute. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. If we were no longer listed on the NYSE American, our Common Stock would not be a covered security and we would be subject to regulation in each state in which we offer our Common Stock and other Company securities.
Risks Related to This Offering
Unless we obtain the Stockholder Approval, the Notes cannot be converted into shares of Common Stock in excess of the Exchange Cap.
Pursuant to the requirements of Section 713 of the NYSE American Company Guide, unless we obtain the Stockholder Approval, the Notes cannot be converted into shares of Common Stock in excess of the Exchange Cap. While we intend to use our reasonable best efforts to seek Stockholder Approval, there is no guarantee that the Stockholder Approval will ever be obtained. In addition, we may incur substantial cost in, and management may devote substantial time and attention to, attempting to obtain the Stockholder Approval. The Company has filed a preliminary proxy statement with the SEC to seek the Stockholder Approval at a special meeting of stockholders, which is currently scheduled to be held on February 18, 2025.
The Selling Stockholder may choose to sell the Conversion Shares at prices below the current market price of our Common Stock.
The Selling Stockholder is not restricted as to the prices at which it may sell or otherwise dispose of the Conversion Shares covered by this prospectus. Sales or other dispositions of the Conversion Shares below the then-current market price of the Common Stock could adversely affect the market price of our Common Stock.
Investors who buy shares at different times may pay different prices.
Investors who purchase shares in this offering at different times may pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. The Selling Stockholder may sell such shares at different times and at different prices. Investors may experience a decline in the value of the shares they purchase from the Selling Stockholder in this offering as a result of sales made by us in future transactions to the Selling Stockholder at prices lower than the prices they paid.
Resales of our shares of Common Stock in the public market by our stockholders as a result of this offering may cause the market price of our Common Stock to fall.
Sales of substantial amounts of our Common Stock in the public market, or the perception that such sales might occur, could adversely affect the market price of our Common Stock. The issuance of new shares of Common Stock could result in resales of our Common Stock by our current stockholders concerned about the potential ownership dilution of their holdings. Furthermore, in the future, we may issue additional shares of Common Stock or other equity or debt securities exercisable or convertible into Common Stock. Any such issuance could result in substantial dilution to our existing stockholders and could cause our stock price to decline.
Stockholders may experience dilution of their ownership interest due to the issuance of additional shares of Common Stock upon the conversion of the Notes, especially since the Notes have fluctuating conversion rates that are set at a discount to market prices of our shares of Common Stock during the period immediately following conversion.
As of January 28, 2025, the Company had 46,096,315 shares of Common Stock issued and outstanding. We are registering for resale by the Selling Stockholder up to 85,298,411 shares of Common Stock issuable upon conversion of the Notes. Accordingly, our existing stockholders may experience substantial dilution as a result of the issuance of shares of Common Stock to the Selling Stockholder pursuant to the terms of the Notes. However, the number of shares of our Common Stock ultimately offered for resale by the Selling Stockholder under this prospectus is dependent upon the number of shares of Common Stock ultimately issued to the Selling Stockholder pursuant to the terms of the Notes.
The Conversion Shares will be freely tradable without restriction or further registration under the Securities Act. As a result, a substantial number of shares of our Common Stock may be sold in the public market following this offering. If there are significantly more shares of our Common Stock offered for sale than buyers are willing to purchase, then the market price of our Common Stock may decline to a market price at which buyers are willing to purchase the offered Common Stock and sellers remain willing to sell our Common Stock. The issuance of the Conversion Shares or any future sales of a substantial number of shares of our Common Stock in the public market, or the perception that such sales may occur, could also adversely affect the price of our Common Stock. We cannot predict the effect, if any, that market sales of those shares of Common Stock or the availability of those shares for sale will have on the market price of our Common Stock.
In addition, in order to raise additional capital, we may in the future offer additional shares of our Common Stock or other securities convertible into or exchangeable for our Common Stock at prices that may not be the same as the price per share as prior issuances of Common Stock. This includes, without limitation, consummating additional transactions involving the Notes. We may not be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share previously paid by investors, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our Common Stock or securities convertible into Common Stock in future transactions may be higher or lower than the prices per share. We cannot predict the effect, if any, that market sales of those shares of Common Stock or the availability of those shares for sale will have on the market price of our Common Stock.
We will have broad discretion as to the proceeds that we receive from the sale of the Notes under the SPA, and we may not use the proceeds effectively.
We will not receive any of the proceeds from the sale of the Conversion Shares by the Selling Stockholder pursuant to this prospectus. We received $4,050,000 in aggregate gross proceeds in connection with the issuance and sale of the First Tranche Note and we will receive an additional $1,350,000 in aggregate gross proceeds in connection with the issuance and sale of the Second Tranche Note (in each case, after giving effect to the 10% original issue discount for such Notes). We used the net proceeds from the sale of the First Tranche Note and intend to use the net proceeds from the sale of the Second Tranche Note for general corporate and working capital purposes. Our management will have broad discretion in the application of such proceeds, including for any of the purposes described in the section entitled “Use of Proceeds,” and we could spend the proceeds in ways our stockholders may not agree with or that do not yield a favorable return, if at all. You will not have the opportunity, as part of your investment decision, to assess whether such proceeds are being used in a manner agreeable to you. You will be relying on the judgment of our management concerning these uses and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The failure of our management to apply these funds effectively could result in unfavorable returns and uncertainty about our prospects, each of which could cause the price of our Common Stock to decline.
Neither we nor the Selling Stockholder have authorized any other party to provide you with information concerning us or this offering.
You should carefully evaluate all of the information in this prospectus and the registration statement of which this prospectus forms a part. We may receive media coverage regarding our Company, including coverage that is not directly attributable to statements made by our officers, that incorrectly reports on statements made by our officers or employees, or that is misleading as a result of omitting information provided by us, our officers or employees. Neither we nor the Selling Stockholder have authorized any other party to provide you with information concerning us or this offering of Conversion Shares, and such recipients should not rely on this information.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. We have based these forward-looking statements on our current expectations and projections about future events. All statements contained in this prospectus other than statements of historical fact, including statements regarding our future results of operations, financial position, market size and opportunity, our business strategy and plans, the factors affecting our performance and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “expect,” “objective,” “plan,” “potential,” “seek,” “grow,” “target,” “if,” the negative of such terms, or other similar expressions are intended to identify forward-looking statements. However, the absence of these words does not mean that a statement is not forward-looking. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in the “Risk Factors.” Forward-looking statements contained in this prospectus include, but are not limited to, statements about:
•our ability to successfully implement our growth strategies;
•our ability to expand existing products and service offerings or launch new products and service offerings;
•our ability to achieve or maintain profitability in the future;
•our ability to regain compliance with all continued listing requirements of the NYSE American and maintain the listing of our Common Stock on the NYSE American;
•geopolitical events and general economic conditions;
•our ability to grow complementary products and service offerings;
•our ability to adequately integrate past and future acquisitions into our business;
•our ability to respond to decreases in demand for private aviation services and changes in customer preferences;
•our ability to operate in a competitive market;
•our ability to retain or attract key employees or other highly qualified personnel;
•our ability to obtain or maintain adequate insurance coverage;
•our ability to build and maintain strong brand identity for our products and services and expand our customer base;
•our ability to respond to a failure in our technology to operate our business;
•our ability to obtain financing or access capital markets in the future;
•our ability to respond to regional downturns or severe weather or catastrophic occurrences or other disruptions or events;
•our ability to respond to losses and adverse publicity stemming from accidents involving our aircraft;
•our ability to respond to existing or new adverse regulations or interpretations thereof;
•our ability to successfully defend litigation or investigations;
•the impact of changes in U.S. tax laws;

•our public securities’ potential liquidity and trading; and
•other factors detailed under the section entitled “Risk Factors.”
We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus. You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by law, we do not intend to update any of these forward-looking statements after the date of this prospectus or to conform these statements to actual results or revised expectations.
We operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.
You should read this prospectus and the documents that we reference in this prospectus and have filed with the SEC as exhibits to the registration statement of which this prospectus is a part with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect.

USE OF PROCEEDS
The Selling Stockholder will receive all of the proceeds of the sale of shares of Common Stock offered from time to time pursuant to this prospectus. Accordingly, we will not receive any proceeds from the sale of shares of Common Stock that may be sold from time to time pursuant to this prospectus.
However, we received $4,050,000 in aggregate gross proceeds in connection with the issuance and sale of the First Tranche Note and we will receive an additional $1,350,000 in aggregate gross proceeds in connection with the issuance and sale of the Second Tranche Note (in each case, after giving effect to the 10% original issue discount for such Notes). We used the net proceeds from the sale of the First Tranche Note and intend to use the net proceeds from the sale of the Second Tranche Note for general corporate and working capital purposes. Our management will have broad discretion in the application of such proceeds.
The Selling Stockholder will pay all incremental selling expenses relating to the sale of the Conversion Shares, including underwriters’ or agents’ commissions and discounts, brokerage fees, underwriter marketing costs and all reasonable fees and expenses of any legal counsel representing the Selling Stockholder. We will bear all other costs, fees and expenses incurred in effecting the registration of the Conversion Shares covered by this prospectus, including, without limitation, all registration and filing fees, printing and delivery fees, NYSE American listing fees and fees and expenses of our counsel and our accountants.

SELLING STOCKHOLDER
The Selling Stockholder listed in the table below may from time to time offer and sell any or all of the Conversion Shares set forth below pursuant to this prospectus. When we refer to the Selling Stockholder in this prospectus, we refer to the entity listed in the table below, and the pledgees, donees, transferees, assignees, successors and other permitted transferees that hold any of the Selling Stockholder’s interest in the Conversion Shares after the date of this prospectus.
The following table sets forth certain information provided by or on behalf of the Selling Stockholder concerning the Conversion Shares that may be offered from time to time by the Selling Stockholder pursuant to this prospectus. The Selling Stockholder identified below may have sold, transferred or otherwise disposed of all or a portion of their Conversion Shares after the date on which it provided us with information regarding such securities. Moreover, the Conversion Shares identified below include only the Conversion Shares being registered for resale. Any changed or new information given to us by the Selling Stockholder, including regarding the identity of, and the Company’s securities held by, the Selling Stockholder, will be set forth in a prospectus supplement or amendments to the registration statement of which this prospectus is a part, if and when necessary. The Selling Stockholder may sell all, some or none of the Conversion Shares in this offering. See “Plan of Distribution.”
Other than as described below or elsewhere in this prospectus, the Selling Stockholder does not have, and has not had, any material relationship with us or any of our predecessors or affiliates within the past three years.
The number of shares of Common Stock beneficially owned by the Selling Stockholder is determined under rules promulgated by the SEC. Beneficial ownership prior to this offering assumes that all shares issuable upon conversion of the First Tranche Note are issued by the Company to the Selling Stockholder, subject to the Beneficial Ownership Limitation, but the number of shares of Common Stock and percentage set forth in the final two columns below assume that all Conversion Shares being offered by the Selling Stockholder are sold and does not give effect to any limitations on conversions of the Notes, including without limitation, conversions that would result in the Selling Stockholder holding a number of shares of Common Stock in excess of the applicable Beneficial Ownership Limitation or the Exchange Cap.

Name and address of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned Prior to the Offering (1)	Maximum Number of Conversion Shares to be Sold Pursuant to this Prospectus (2)	Number of Shares of Common Stock Beneficially Owned After Offering (2)	Percentage Beneficially Owned After Offering (2)
JAK Opportunities IX, LLC (3)	2,421,014	85,298,411	—	—
__________________
(1)Includes and assumes up to 2,421,014 shares of Common Stock are issuable to the Selling Stockholder upon conversion of the First Tranche Note, after giving effect to the 4.99% Beneficial Ownership Limitation, and excludes 82,877,397 shares of Common Stock that are not immediately issuable to the Selling Stockholder upon conversion of the Notes (assuming issuance of the Second Tranche Note) as a result of the 4.99% Beneficial Ownership Limitation.
(2)Assumes that (i) all shares of Common Stock issuable upon conversion of the First Tranche Note and the Second Tranche Note are issued, irrespective of the Beneficial Ownership Limitation, and (ii) the Selling Stockholder will sell all of the Conversion Shares offered by it under this prospectus.
(3)The principal business address for the Selling Stockholder is c/o ATW Partners Opportunities Management, LLC, 1 Pennsylvania Plaza, Suite 4810, New York, NY 10119. The Selling Stockholder is wholly-owned by ATW Opportunities Master Fund II, L.P. (the “Fund”). ATW Partners Opportunities Management, LLC serves as the investment manager to the Fund (the “Adviser”). Antonio Ruiz-Gimenez and Kerry Propper serve as the managing members of the Adviser (the “Managing Members”). The Fund, the Adviser and the Managing Members may be deemed to have shared voting and dispositive power with respect to the Shares beneficially owned by JAK IX. The Fund, Adviser and the Managing Members each disclaim beneficial ownership of the Company’s securities reported herein except to the extent of their pecuniary interest therein.

PLAN OF DISTRIBUTION
The Selling Stockholder, which as used in this prospectus includes donees, pledgees, transferees or other successors-in-interest selling Conversion Shares or interests in Conversion Shares received after the date of this prospectus from the Selling Stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of the Conversion Shares covered hereby on any stock exchange, market or trading facility on which the Conversion Shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The Selling Stockholder may use any one or more of the following methods when selling the Conversion Shares, unless it is contractually bound not to:
•ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•an exchange distribution in accordance with the rules of the applicable exchange;
•privately negotiated transactions;
•settlement of short sales;
•in transactions through broker-dealers that agree with the Selling Stockholder to sell a specified number of Conversion Shares at a stipulated price per security;
•through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•a combination of any such methods of sale; or
•any other method permitted pursuant to applicable law.
The Selling Stockholder may also sell the Conversion Shares under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.
Broker-dealers engaged by the Selling Stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholder (or, if any broker-dealer acts as agent for the purchaser of the Conversion Shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.
In connection with the sale of the Conversion Shares or interests therein, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Conversion Shares in the course of hedging the positions they assume. The Selling Stockholder may also sell Conversion Shares short and deliver these Conversion Shares to close out their short positions, or loan or pledge the Conversion Shares to broker-dealers that in turn may sell these Conversion Shares. The Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Conversion Shares offered by this prospectus, which Conversion Shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The Selling Stockholder and any broker-dealers or agents that are involved in selling the Conversion Shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Conversion Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Conversion Shares.
The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the Conversion Shares. The Company has agreed to indemnify the Selling Stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.
We have agreed to keep this prospectus effective until the earlier of (i) the date on which all of the Conversion Shares have been sold and (ii) the date on which all of the Conversion Shares have been sold or may be sold pursuant to Rule 144 promulgated under the Securities Act The Conversion Shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the Conversion Shares covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Conversion Shares may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the Selling Stockholder or any other person.

LEGAL MATTERS
Certain legal matters in connection with this offering will be passed upon for us by Dykema Gossett PLLC.
EXPERTS
The Company’s consolidated financial statements as of December 31, 2023 and December 31, 2022 included in this prospectus have been audited by Rose, Snyder & Jacobs LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph relating to substantial doubt about our ability to continue as a going concern as described in Note 2 to the financial statements). Such financial statements are included in reliance on their report given on their authority as experts in accounting and auditing.
INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. Our SEC file number is 001-41104. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information already incorporated by reference. We are incorporating by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any future report or document that is not deemed filed under such provisions, (i) on or after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of the registration statement and (ii) on or after the date of this prospectus but before the completion or termination of this offering:
•Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 26, 2024;
•Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2024, filed with the SEC on May 15, 2024;
•Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2024, filed with the SEC on August 14, 2024;
•Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2024, filed with the SEC on November 19, 2024;
•Our Current Reports on Form 8-K filed with the SEC on January 16, 2024, January 22, 2024, February 21, 2024, March 21, 2024, March 26, 2024, April 24, 2024, April 24, 2024, May 15, 2024, June 7, 2024, June 11, 2024, June 21, 2024 (as amended June 24, 2024), June 24, 2024, July 19, 2024 (as amended July 25, 2024), August 1, 2024, August 14, 2024, August 16, 2024, August 19, 2024, August 29, 2024, September 3, 2024, September 9, 2024, September 13, 2024, October 8, 2024, November 1, 2024, November 8, 2024, November 18, 2024, November 29, 2024, December 5, 2024, December 26, 2024, and January 10, 2025 (in each case, excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K); and
•The description of the Company’s capital stock set forth in our Registration Statement on Form S-4/A, filed with the SEC on November 3, 2023, in the section entitled “Description of Securities.”
Upon written or oral request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered a copy of the documents incorporated by reference into this prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing or telephoning us at the following address:
Volato Group, Inc.
Attn: Corporate Secretary
1954 Airport Road, Suite 124
Chamblee, Georgia 30341
844-399-8998

This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into such registration statement. You should read the exhibits carefully for provisions that may be important to you.
You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3, which includes amendments and exhibits, under the Securities Act and the rules and regulations under the Securities Act for the registration of the Conversion Shares being offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all the information that is in the registration statement and its exhibits and schedules. Statements in this prospectus that summarize documents are not necessarily complete, and in each case you should refer to the copy of the document filed as an exhibit to the registration statement. The registration statement and other public filings can be obtained from the SEC’s internet site at www.sec.gov.
We are subject to the information reporting requirements of the Exchange Act and we are required to file reports, proxy statements and other information with the SEC. These reports, proxy statements, and other information are available for inspection and copying at the SEC’s website referred to above. You may request a copy of this prospectus by contacting us at: Volato Group, Inc. at 1954 Airport Rd., Suite 124, Chamblee, Georgia 30341. We also maintain a website at www.flyvolato.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

Prospectus
Up to 85,298,411 Shares of Common Stock
               , 2025

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
The following table presents the costs and expenses in connection with the issuance and distribution of the securities to be registered, other than underwriting discounts and commissions, payable by us in connection with the sale of Common Stock being registered. Except as otherwise noted, we will pay all of these amounts. All amounts are estimates except the SEC registration fee.

Amount Paid or to Be Paid
SEC registration fee	$—
Accounting fees and expenses	$30,000
Legal fees and expenses	$25,000
Printing fees and expenses	$5,000
Total	$60,000
Item 15. Indemnification of Directors and Officers
Section 102(b)(7) of the DGCL allows a corporation to provide in its certificate of incorporation that a director or officer of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except where the director or officer breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase or redemption in violation of Delaware corporate law or obtained an improper personal benefit, or where the action is by or in the right of the corporation. Our Certificate of Incorporation provides for this limitation of liability.
Section 145 of the DGCL, provides, among other things, that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. A Delaware corporation may indemnify any persons who were or are a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, provided further that no indemnification is permitted in respect of any claim as to which the person has been adjudged to be liable to the corporation unless the applicable court determines that the person is, nonetheless, fairly and reasonably entitled to indemnity for such expenses which such court deems proper. Our Bylaws provide that we must indemnify and advance expenses to our directors and officers to the full extent authorized by the DGCL.
We have entered into indemnification agreements with each of our directors and the NEOs. Such agreements may require us, among other things, to advance expenses and otherwise indemnify our directors and the NEOs against certain liabilities that may arise by reason of their status or service as directors or executive officers, to the fullest extent permitted by law.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, any provision of our Certificate of Incorporation and Bylaws, agreement, vote of stockholders or disinterested directors or otherwise. Notwithstanding the foregoing, we shall not be obligated to indemnify or advance expenses to a director or officer in respect of a proceeding (or part thereof) initiated by such director or officer, unless such proceeding (or part thereof) was authorized by the Board.
Section 145 of the DGCL also authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify such person under Section 145. We currently maintain and expect to continue to maintain standard policies of insurance that provide coverage (1) to our directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act and (2) to us with respect to indemnification payments that we may make to such directors and officers. Additionally, certain of our non-employee directors may, through their relationships with their respective employers, be insured or indemnified against certain liabilities incurred in their capacity as members of the Board.
Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held jointly and severally liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the Board at the time such action occurred or immediately after such director has notice of the unlawful acts.
These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against our directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions. Ultimately, we believe that these provisions, the insurance, and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.
Item 16. Exhibits

Exhibit No.	Description

2.1
Business Combination Agreement, dated as of August 1, 2023, by and among PROOF Acquisition Corp I, PACI Merger Corp, Inc., and Volato, Inc. (included as Annex A to the Company’s Registration Statement on Form S-4 (File No. 333-274082), filed with the Securities and Exchange Commission on August 18, 2023).

3.1
Second Amended and Restated Certificate of Incorporation of Volato Group, Inc., as amended through October 28, 2024 (incorporated by reference from Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 19, 2024).

3.2	Third Amended and Restated Bylaws (incorporated by reference from Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 19, 2024).

4.1
Form of 10% Original Issue Discount Senior Unsecured Convertible Promissory Note (incorporated by reference from Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 5, 2024).

5.1†	Opinion of Dykema Gossett PLLC.

10.1*	Securities Purchase Agreement between the Company and JAK Opportunities IX, LLC, dated December 4, 2024.

10.2*	Registration Rights Agreement between the Company and JAK Opportunities IX, LLC, dated December 4, 2024.

23.1†	Consent of Rose Snyder Jacobs, LLP.

23.2†	Consent of Dykema Gossett PLLC (included as part of Exhibit 5.1).

24.1†	Power of Attorney.

107†	Filing Fee Table.
__________________
*Filed herewith.
†Previously filed.
Item 17. Undertakings
(a)The undersigned registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;
(2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;
(4)That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;
(5)That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;
(6)Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chamblee, State of Georgia, on January 31, 2025.

VOLATO GROUP, INC.

By:	/s/ Matthew Liotta
Matthew Liotta
Chief Executive Officer
(Principal Executive Officer)
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Matthew Liotta	Chief Executive Officer and Director	January 31, 2025
Matthew Liotta	(Principal Executive Officer)

/s/ Mark Heinen	Chief Financial Officer	January 31, 2025
Mark Heinen	(Principal Financial Officer)

/s/ Leslie Miller	Chief Accounting Officer	January 31, 2025
Leslie Miller	(Principal Accounting Officer)

*	Director	January 31, 2025
Christopher Burger

*	Director	January 31, 2025
Nicholas Cooper

*	Director	January 31, 2025
Michael Nichols

* By:	/s/ Matthew Liotta
Matthew Liotta Attorney-in-fact